Exhibit 11


                             CityFed Financial Corp.
              Statement Regarding the Computation of Per Share Loss



                                        Three Months Ended        Nine Months Ended
                                        ------------------        -----------------
                                            September 30,            September 30,
                                            -------------            -------------

                                         1998         1997          1998         1997
                                         ----         ----          ----         ----
Computation of Loss Per Share:

Weighted average number of shares     18,715,609   18,714,646    18,715,368   18,714,646
   outstanding


Loss applicable to common stock:1


  From continuing operations         $(2,078,000) $(2,077,000)  $(6,254,000) $(6,267,000)
                                     ===========  ===========   ===========  ===========

  From discontinued operations       $        --  $        --   $        --  $        --
                                     ===========  ===========   ===========  ===========

  Net loss                           $(2,078,000) $(2,077,000)  $(6,254,000) $(6,267,000)
                                     ===========  ===========   ===========  ===========

Basic loss per share:


  From continuing operations             $(0.11)       $(0.11)       $(0.33)      $(0.33)
                                         =======       =======       =======      =======

  From discontinued operations           $    -        $    -        $    -       $    -
                                         =======       =======       =======      =======

  Net loss                               $(0.11)       $(0.11)       $(0.33)      $(0.33)
                                         =======       =======       =======      =======



                        _______________________________

1 Losses applicable to Common Stock are net of preferred stock dividends for the three months ended September 30, 1998 and 1997 in the amount of $2,159,000 in 1998 and $2,159,000 in 1997. Losses applicable to Common Stock are net of preferred stock dividends for the nine months ended September 30, 1998 and 1997 in the amount of $6,476,000 in 1998 and $6,477,000 in 1997.